UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2012

PREMIER BRANDS, INC.
(Exact name of registrant as specified in its charter)

Wyoming	000-54294	27-2300669
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

4364 Bonita Road, No. 424, Bonita, California 91902	91902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 424-5262

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2012, Premier Brands, Inc. (the “Company”) received a letter of resignation from Rosario Piacente and accepted his resignation as Chief Executive Officer of the Company, effective immediately. Mr. Piacente’s resignation was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies (including accounting or financial policies) or practices. Mr. Piacente remains a Director of the Company.

On July 20, 2012, the Board of Directors of the Company appointed Jorge Olson as the Company's new Chief Executive Officer, effective immediately. Prior to such appointment, Mr. Olson has been serving as the Company’s President, Chief Financial Officer and a member of the Board of Directors of the Company since February 6, 2012.

A brief description of the background experience of Mr. Olson was provided in the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 10 and is repeated here as follows:

Jorge Olson, age 40, has been serving as Chief Executive Officer of Cube17, Inc., a company providing consulting services to consumer goods businesses for the past five years, Mr. Olson. Prior to that, he was formerly Chief Operating Officer and founder of DSD Merchandising, Inc., a consumer goods manufacturing and distribution company, and has served as Vice President Sales and Marketing for Nascent Foodservice, Inc., an international food distribution company. He has also served as the Vice President and Chief Executive Officer at two software companies Project.net and CSB-Systems International, Inc.. Mr. Olson has successfully developed, marketed and sold more than 1,000 different consumer products in the United States and Mexico. He has more than a decade of top-level executive experience in consumer goods, beverages and wholesale distribution. He has a Bachelor Degree in Liberal Arts and Sciences from San Diego State University. He is the author of successful business resource books, Build Your Beverage Empire and The Unselfish Guide to Self Promotion. We believe Mr. Olson's industry expertise in sales, strategy and analysis for consumer goods, retail, and wholesale distribution will enable him to provide us strong leadership and strategic vision to the Company.

Mr. Olson holds office until removed by the Board of Directors or his resignation accepted by the Board of Directors. There are no agreements or understandings between Mr. Olson and any other person pursuant to which Mr. Olson was selected as the Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2012	PREMIER BRANDS, INC.

	By:	/s/ Jorge Olson
Jorge Olson President and Chief Executive Officer